Exhibit 12.2

Consent of Independent Auditor

We consent to the inclusion in the Proxy Statement/Offering Circular, which constitutes a part of the Offering Statement on Form 1A (the “Offering Circular”) to be filed on January 19, 2018 by Delmar Bancorp, of our report dated March 27, 2017 relating to the financial statements of Liberty Bell Bank appearing in such Offering Circular and to the reference to our firm under the caption “Experts” in such Offering Circular.

Blue Bell, Pennsylvania
January 19, 2018